EXHIBIT 99.1

Contact:	Investor Relations

W. Douglass Harris

William Lyon Homes

(949) 833-3600

WILLIAM LYON HOMES REPORTS NEW HOME ORDERS,

CLOSINGS AND BACKLOG

NEWPORT BEACH, CA—January 4, 2006—William Lyon Homes (NYSE: WLS) announced today preliminary new home orders, closings and backlog information for the three and twelve months ended December 31, 2005.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Number of new home orders:
California	290	330	2,132	2,112
Arizona	88	100	542	677
Nevada	82	63	647	582

	460	493	3,321	3,371

Average number of sales locations during period:
California	30	24	28	28
Arizona	5	6	5	6
Nevada	9	7	8	7

	44	37	41	41

Number of homes closed:
California	1,069	850	2,003	2,336
Arizona	191	136	628	402
Nevada	208	224	565	733

	1,468	1,210	3,196	3,471

	December 31,
	2005	2004
Backlog of homes sold but not closed at end of period:
California	731	602
Arizona	396	482
Nevada	164	82

	1,291	1,166

New home orders for the three months ended December 31, 2005 were 460, a decrease of 7% as compared to 493 for the three months ended December 31, 2004. New home orders for the twelve months ended December 31, 2005 were 3,321, a slight decrease as compared to 3,371 for the twelve months ended December 31, 2004.

The Company’s new home orders for the three and twelve months ended December 31, 2005 include 61 and 566 homes from joint venture communities, respectively, compared to 147 and 955 homes from joint venture communities for the three and twelve months ended December 31, 2004, respectively.

The Company’s number of new home orders per average sales location decreased to 10.5 for the three months ended December 31, 2005 as compared to 13.3 for the three months ended December 31, 2004. The Company’s number of new home orders per average sales location decreased to 81.0 for the twelve months ended December 31, 2005, as compared to 82.2 for the twelve months ended December 31, 2004.

The Company’s cancellation rate for the three months ended December 31, 2005 was 31%, compared to 29% for the three months ended December 31, 2004. The Company’s cancellation rate for the twelve months ended December 31, 2005 was 16%, compared to 17% for the twelve months ended December 31, 2004.

The number of homes closed during the three months ended December 31, 2005 was 1,468, a record for any quarter in the Company’s history and an increase of 21%, compared to 1,210 for the three months ended December 31, 2004. The number of homes closed during the twelve months ended December 31, 2005 was 3,196, a decrease of 8% as compared to 3,471 for the twelve months ended December 31, 2004.

The Company’s backlog of homes sold but not closed was 1,291 at December 31, 2005, a record for any fourth quarter in the Company’s history and an increase of 11% as compared to 1,166 at December 31, 2004.

William Lyon Homes is primarily engaged in the design, construction and sale of single family detached and attached homes in California, Arizona and Nevada and at December 31, 2005 had 44 sales locations. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s website at www.lyonhomes.com.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions regarding future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, the outbreak, continuation or escalation of war or other hostilities, including terrorism, involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

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